Exhibit 99.1

For Immediate Release

Contact: Fred Zinn
Drew Industries, 914-428-9098
or
Ryan McGrath, Jeff Lambert
Lambert, Edwards & Associates
616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Presents Webcast of
First Quarter Conference Call on May 2

WHITE PLAINS, NY, April 24, 2006 — Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, will release its first quarter 2006 financial results after the market closes on Monday, May 1, 2006.

Drew Industries also will host a conference call on Tuesday, May 2, at 11 a.m. ET to discuss its results and other business trends. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast of the call on Drew Industries’ web site at www.drewindustries.com. Drew Industries will archive the webcast on its website for two weeks after the call.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Doug Lippert, Chairman, Lippert Components, Inc.
Jason Lippert, President and CEO, Lippert Components, Inc.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. The call is available at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew
Drew Industries, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. The company’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, axles, steps, electric stabilizer jacks, and trailers for hauling equipment, boats, personal watercrafts and snowmobiles, as well as chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew Industries serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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